    As filed with the Securities and Exchange Commission on February 18, 2005
                           Registration No. 333-______
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MESA LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

          Colorado                                         84-0872291
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                             12100 West Sixth Avenue
                            Lakewood, Colorado 80228
                   ------------------------------------------
               (Address of principal executive offices) (zip code)

                             Mesa Laboratories, Inc.
                    The Amended 1999 Stock Compensation Plan
                   ------------------------------------------
                            (Full title of the plan)

                            Andrew N. Bernstein, Esq.
                            Andrew N. Bernstein, P.C.
                           5445 DTC Parkway, Suite 520
                        Greenwood Village, Colorado 80111
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (303) 770-7131
                   -------------------------------------------
          (Telephone number, including area code, of agent for service)

     Approximate  date of  commencement  of proposed  sale pursuant to the plan:
From time to time after the Registration Statement becomes effective.

         ---------------------------------------------------------------

                         Exhibit Index Begins at Page 15

                         CALCULATION OF REGISTRATION FEE

Title of.Amount to be      Proposed                  Proposed            Amount of
securities to be           registered (1)            maximum             maximum               registration
registered                                           offering            aggregate             fee
                                                     price per           offering
                                                     share               price

Common Stock,
no par value               200,000 shares(2)         (3)                 $2,510,113(3)         $295.45

(1)  Pursuant to Rule 416, this  Registration  Statement  covers any  additional shares of Common Stock  ("shares") which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar  transaction  without receipt of  consideration  which results in an increase in the number of shares outstanding.

(2)  This Registration  Statement covers the registration of 200,000  additional shares issuable under the Plan. A registration  statement on Form S-8, File
     Number  333-48556,  covering the  issuance and sale of 300,000  shares from time to time upon exercise of stock options pursuant to the Plan, was filed with the  Commission  under the  Securities  Act of 1933,  as amended,  and became effective on October 25, 2000.

(3)  Pursuant to Rules  457(h) and 457(c),  the  offering  price per share,  the aggregate  offering  price and the amount of the  filing fee were  computed upon the bases of:

     o  the  price  at  which  11,250  outstanding  options  may  be  exercised
        (resulting in an aggregate offering price of $141,300); and

     o  the closing price of the Common Stock within five business days prior to the date of filing of the Registration Statement,  with  respect to  the authorized but unissued remaining options (188,750 shares at $12.55  per share, aggregating $2,368,813).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant  to the  requirements  of the  Note to Part I of Form S-8 and Rule
428(b)(1)  of the Rules  under  the  Securities  Act of 1933,  as  amended,  the information  required by Part I of Form S-8 is  incorporated by reference in the
Reoffer  Prospectus  which follows.  The Reoffer  Prospectus,  together with the documents  incorporated  by  reference  pursuant  to  Item 3 of  Part II of this
Registration Statement, constitutes the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material  which  follows,  up to but not including the pages  beginning
Part II of this  Registration  Statement,  constitutes a prospectus  prepared in accordance  with the applicable  requirements  of Part I of Form S-3 and General
Instruction C to Form S-8, to be used in  connection  with resales of securities acquired  under  the  Registrant's  Amended  1999  Stock  Compensation  Plan  by
affiliates of the Registrant, as defined in Rule 405 under the Securities Act of
1933, as amended.

                                                            REOFFER PROSPECTUS

                                 500,000 SHARES
                                  COMMON STOCK

                             MESA LABORATORIES, INC.

                           ---------------------------

                    THE AMENDED 1999 STOCK COMPENSATION PLAN
                           ---------------------------

     We are  registering  on behalf of our  employees,  officers,  directors and advisors up to 500,000  shares of our common stock  purchasable by them pursuant to common stock  options under our Amended 1999 Stock  Compensation  Plan. As of this date,  311,250  options have been issued under the Plan,  of which  200,867 options are currently  outstanding and 110,383 options have been exercised,  and
188,750 options remain available for grant.

                           ---------------------------

     This prospectus will be used by persons who are our  "affiliates" to resell shares purchased by them under the Plan. We will receive no part of the proceeds of any such sales,  although we will  receive the  exercise  price for the stock options.

                           ---------------------------

     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION  HAS APPROVED OR  DISAPPROVED  OF THE  SECURITIES  OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                          -----------------------------

     No  person  is  authorized  to  give  any   information   or  to  make  any
representation regarding the securities we are offering and investors should not rely on any such information.  The information  provided in the prospectus is as of this date only.

                          -----------------------------

                The date of this prospectus is February 18, 2005.

                              AVAILABLE INFORMATION

     We are a fully reporting company subject to the informational  requirements of the  Securities  Exchange  Act of 1934,  as amended,  and we file reports and other information with the Securities and Exchange Commission. Reports and other information  which we file can be inspected  and copied at the public  reference facilities  maintained by the Commission at 450 Fifth Street, N.W.,  Washington,
D.C. 20549; 500 West Madison Street,  Suite 1400, Chicago,  Illinois 60661-2511;
and 7 World Trade Center, New York, New York 10048.  Copies of such material can be  obtained  from the Public  Reference  Section of the  Commission,  450 Fifth
Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Our common stock is traded on the Nasdaq  National  Market under the symbol
"MLAB."

     We  furnish  annual  reports  to our  shareholders  which  include  audited financial  statements.  We may furnish such other reports as may be  authorized, from time to time, by our board of directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this prospectus, either in whole or in part.  We will  provide  without  charge to each person to whom a prospectus is delivered,  upon written or oral request, (i) a copy of the information that has been  incorporated by reference (not including  exhibits to the information unless such exhibits are specifically  incorporated by reference into the information), and (ii) a copy of all documents and information required to be delivered  to our  employees  pursuant to Rule  428(b).  Requests for such information  shall be addressed  to us at Mesa  Laboratories,  Inc.,  12100 West
Sixth Avenue, Lakewood, Colorado 80228, telephone: (303) 987-8000.

                                TABLE OF CONTENTS

Introduction
Selling Stockholders
Method of Sale
SEC Position Regarding Indemnification
Description of the Plan
Applicable Securities Law Restrictions
Tax Consequences
Legal Matters
Experts

                                  INTRODUCTION

     We design, develop, acquire, manufacture and market instruments and systems utilized in connection with industrial applications and hemodialysis therapy. In
August 1984, we acquired Western Laboratories Corp., a manufacturer and marketer of a line of  instruments  for  use in  calibrating  hemodialysis  proportioning equipment.  In June  1989,  we  acquired  the  DATATRACE(R)product  line of Ball
Corporation.  In February  1993,  we acquired  the assets of  NUSONICS,  Inc., a manufacturer  of  ultrasonic  flow meters and  analyzers.  In December  1999, we acquired Automata  Instrumentation,  Inc., a manufacturer and marketer of a line of instruments for use in calibrating and verifying  performance of hemodialysis and proportioning equipment.

     We presently market the DATATRACE(R)and ELOGG(R)recording systems which are used in various industrial  applications;  NUSONICS(R)  Concentration Analyzers,
Pipeline  Interface  Detectors and Flow Meter products which are used in various
industrial  applications;   and  two  product  lines  used  in  kidney  dialysis
[Dialysate  Meters and the ECHO Reprocessing  Products].  We are also performing research and development to expand the application of our technology.

     Our  executive  offices are located at 12100 West Sixth  Avenue,  Lakewood,
Colorado 80228, telephone (303) 987-8000.

                              SELLING STOCKHOLDERS

     This prospectus covers possible sales by our executive officers, directors, advisors  and  employees  of shares  they  acquire  through  exercise of options granted  under  our  Amended  1999  Stock  Compensation  Plan.  The names of our affiliates who may be Selling  Stockholders  from time to time are listed below, along with the  number of shares of common  stock to be  offered  for sale.  The names of other  affiliates who may offer shares for resale in the future,  along with the number of shares which may be sold by each affiliate from time to time, will be updated in supplements to this prospectus,  which will be filed with the
Commission in accordance  with Rule 424(b) under the Securities Act. All Selling
Stockholders  are  executive  officers  and/or  directors.  The  address of each
Selling Stockholder is the same as our address. All shares listed below for sale represent shares issuable upon exercise of options granted under the Plan.

                                             Maximum Number of Shares Which May
Name of Selling Stockholder                  Be Sold Upon Exercise of Options
---------------------------                  --------------------------------

Luke R. Schmieder                                         14,000

Steven W. Peterson                                         8,000

Paul D. Duke                                              18,000

H. Stuart Campbell                                         3,000

Michael T. Brooks                                          4,000

John L. Sullivan                                          20,000

                                 METHOD OF SALE

     Sales of the shares offered by this  prospectus  will be made on The Nasdaq
National Market,  where our common stock is listed for trading, in other markets where our common stock may be traded, or in negotiated transactions.  Sales will generally  involve  payment of  customary  brokers'  commissions  by the Selling
Stockholders. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     Our Articles of Incorporation  provide for  indemnification of officers and directors,  among other  things,  in instances in which they acted in good faith and in a manner they  reasonably  believed to be in, or not opposed to, our best interests  and in which,  with  respect  to  criminal  proceedings,  they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors,  officers or persons controlling us under the provisions  described  above,  we have been informed that, in the opinion of the
Commission,  indemnification  is against  public policy as expressed in that Act and is therefore unenforceable.

                         DESCRIPTION OF THE AMENDED PLAN

     Our board of directors and our  shareholders  have adopted and approved the amended Plan.  Options granted pursuant to the Plan constitute  either incentive stock options within the meaning of Section 422 of the Internal  Revenue Code of
1986, as amended, or options which constitute  nonqualified  options at the time of issuance of such  options.  The Plan provides  that  incentive  stock options and/or  nonqualified  stock options may be granted to our  officers,  directors, employees  and  advisors  selected  by our  Compensation  Committee.  A total of
500,000  shares of common stock are  authorized  and reserved for issuance under the Plan,  subject to adjustment to reflect changes in our capitalization in the case of a stock split, stock dividend or similar event.

     The Plan is administered by our  Compensation  Committee which has the sole authority  to  interpret  the Plan and to make all  determinations  necessary or advisable for administering the Plan, including but not limited to:

        o       who shall be granted options under the Plan;
        o       the term of each option;
        o       the number of shares covered by such option;
        o       whether the option shall constitute an incentive option or a nonqualified option;
        o       the exercise price for the purchase of the shares covered by the option, provided that the exercise price for any option
                must be at least equal to the fair market value of the shares as of the date of grant of such option;
        o       the period during which the option may be exercised;
        o       whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments; and
        o       the time or times at which the options shall be granted.

     Except in the case of disability or death,  no option shall be  exercisable after an  optionee  who is an employee  ceases to be  employed  by the  Company;
provided,  however,  the  Compensation  Committee  has the right to  extend  the exercise period following the date of termination of such optionee's employment.
If an optionee's employment is terminated by reason of death or disability,  the
Compensation  Committee  may  extend  the  option  term  following  the  date of termination of the optionee's  employment.  Upon the exercise of the option, the exercise  price must be paid in full either in cash,  shares of our common stock or a combination.

     If any option to purchase  reserved  shares shall not be exercised  for any reason or if such option to purchase  shall  terminate  as provided by the Plan, such shares which have not been so purchased  shall again become  available  for the purposes of the Plan unless the Plan shall have been terminated.

     The provisions of the Federal  Employee  Retirement  Income Security Act of
1974 do not apply to the Plan. Shares issuable upon exercise of options will not be  purchased  in  open  market  transactions  but  will  be  issued  by us from authorized  shares.  Shares  issuable  under  the  Plan  may be sold in the open market,  without restrictions,  as free trading securities.  There are no assets administered  under the Plan and,  accordingly,  no  investment  information  is furnished.

     No options may be  assigned,  transferred,  hypothecated  or pledged by the option holder except by will,  the laws of intestate  succession or as permitted by the Commission. No person may create a lien on any securities under the Plan, except by operation of law. However,  there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until August 5, 2009. Additional information concerning the Plan may be obtained from us at our address and telephone number.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the  optionee  is deemed to be an  "affiliate"  (as that term is defined under the Securities  Act), the resale of the shares  purchased upon exercise of options covered hereby may be subject to certain  restrictions and requirements, including  compliance  with the  provisions  of Rule 144  promulgated  under the
Securities Act.

     In  addition  to the  requirements  imposed  by  the  Securities  Act,  the antifraud  provisions  of the Exchange Act and the rules  thereunder  (including
Rule 10b-5) are applicable to any sale of shares acquired pursuant to the Plan.

     Up to  500,000  shares  may be issued  under the Plan.  We have  authorized
8,000,000  shares of common stock, of which 3,072,815 shares were outstanding as of March 31,  2004.  Shares of common  stock  outstanding  are,  and those to be issued upon exercise of options will be, fully paid and nonassessable,  and each share of common stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights,  liquidation  rights and  dividend  rights.  There are no  preemptive  rights to purchase  additional shares  by  virtue  of the  fact  that  a  person  is  one of our  shareholders.
Shareholders  do not have the right to cumulate  their votes for the election of directors.

     Our officers and  directors and owners of at least ten percent of our stock must comply with certain reporting requirements and resale restrictions pursuant to Sections  16(a) and 16(b) of the Exchange Act and the rules  thereunder  upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     We have been advised that the federal income tax  consequences  of the Plan to us and the  optionees,  and possible  exercise of options  granted  under the
Plan,  will depend upon future  circumstances  and  possible  changes in the tax laws. The following  summary  discussion  addresses  certain  federal income tax consequences  of the  Plan.  This  discussion  does not  address  all of the tax consequences  that may be  applicable  to any  particular  optionee or to us. In addition,  this discussion does not address foreign,  state, or local taxes, nor does it address  federal taxes other than federal income tax. This discussion is
based  upon  applicable   statutes,   regulations,   case  law,   administrative
interpretations  and  judicial  decisions  in  effect  as of the  date  of  this prospectus.

     The income tax treatment of nonstatutory options is governed byss.83 of the
Code.  This  section  basically  provides  that  if  an  option  has  a  readily ascertainable  fair market value when granted,  then the optionee must recognize ordinary  income  at the  time of  grant  but not at the  time  of  exercise  or disposal;  if an option does not have a readily  ascertainable fair market value when granted,  the optionee must  recognize  ordinary  income at the time of its exercise  or  disposal  of the option but not at the time of its grant.  We will receive a  corresponding  compensation  deduction for the amount included by the optionee as income in the same year that the  optionee  includes  such amount as income. Consequently,  whether a nonstatutory option has a readily ascertainable fair market value at grant will  determine  whether the grant or the exercise of the  nonstatutory  option is the taxable event for the optionee who rendered the services for which the option was granted.

     No tax  consequences  result from the granting of an incentive stock option or from the exercise of an incentive stock option by the employee.  In addition, the employer  generally  will not be allowed a business  expense  deduction with respect to an incentive  stock option unless the employee  disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates  when he sells  stock  acquired  under an  incentive  stock  option  plan, provided  he has not  disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was  transferred  to him. If the foregoing  holding period rules are not satisfied, the gain that would have been realized at the time the option was  exercised is included as ordinary  income in the year of the  disqualifying sale.  For this purpose,  the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise  over the option  price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock.
The employer is allowed to deduct a corresponding amount as a business deduction at the same time the  employee is  required to  recognize  the  ordinary  income arising from the early disposition.

     Notwithstanding  the preceding,  when  calculating  income for  alternative minimum tax purposes,  the  favorable tax treatment of ss.421(a) is  disregarded and the bargain  purchase  element (that is, the spread between the option price and the fair market  value of the option  stock at  exercise)  of the  incentive stock option will be considered as part of the  taxpayer's  alternative  minimum taxable income.

                                  LEGAL MATTERS

     The  validity  of the shares  offered  hereby have been passed on for us by
Andrew N.  Bernstein,  P.C.,  5445 DTC Parkway,  Suite 520,  Greenwood  Village,
Colorado 80111.

                                     EXPERTS

     Our  balance  sheets for the years  ended  March 31,  2004 and 2003 and our statements  of  income,  stockholders'  equity and cash flows for the years then ended,  incorporated  by reference  to our Annual  Report on Form 10-KSB for the fiscal year ended March 31, 2004,  have been audited by Ehrhardt Keefe Steiner &
Hottman PC, Denver,  Colorado, as set forth in their report included therein and incorporated  by  reference.  Our  financial  statements  referred  to above are incorporated by reference in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

     Our future  financial  statements  and reports  thereon of  Ehrhardt  Keefe
Steiner & Hottman PC also will be  incorporated  by reference in this prospectus in reliance  upon the  authority of that firm as experts in giving those reports to the extent said firm has audited those financial  statements and consented to the use of their reports thereon.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The  Registrant  hereby  incorporates  by  reference  in this  Registration
Statement the following documents previously filed with the Commission:

     (a)  The  Registrant's  Annual  Report on Form  10-KSB for the fiscal  year ended March 31, 2004 (including its audited  financial  statements for the years ended March 31, 2004 and 2003,  together  with the report of independent public accountants) filed pursuant to the Exchange Act;

     (b)  The  Registrant's  Quarterly  Reports  on Form  10-QSB  for the fiscal quarters  ended June 30, 2004;  September  30, 2004;  and December 31,
          2004;

     (c)  The Registrant's  definitive Proxy Statement for the Annual Meeting of
          Shareholders of the Company held October 18, 2004;

     (d)  The  description  of  the  common  stock  that  is  contained  in  the
          Registrant's Registration Statement on Form 8-A under the Exchange Act
          (File No. 0-11740);

     (e)  The  Registrant's  Current  Reports on Form 8-K dated August 10, 2004;
          November 2, 2004; and February 2, 2005; and

     (f)  All subsequent reports filed pursuant to Section 13(a) or 15(d) of the
          Exchange Act.

     All reports and  definitive  proxy or information  statements  filed by the
Registrant  pursuant to Section  13(a),  13(c),  14 or 15(d) of the Exchange Act
after  the date of this  Registration  Statement  and  prior to the  filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which  deregisters all securities then remaining unsold at the time of such  amendment  will be deemed to be  incorporated  by  reference  into this
Registration  Statement  and to be a part hereof from the date of filing of such documents.  Any statement  contained in a document  incorporated or deemed to be incorporated  by reference  herein shall be deemed to be modified or  superseded for  purposes  of this  Registration  Statement  to the extent  that a statement contained herein or in any other subsequently filed document which also is or is deemed to be  incorporated  by  reference  herein  modifies or  supersedes  such statement.  Any such  statement so modified or  superseded  shall not be deemed, except as so modified or superseded,  to constitute a part of this  Registration
Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Article 109 of the Colorado  Business  Corporation  Act  ("CBCA")  provides broad authority for  indemnification of directors and officers.  The Articles of
Incorporation and Bylaws of Mesa Laboratories,  Inc. (the "Registrant")  provide for  indemnification  of  its  officers  and  directors  to the  fullest  extent permitted  by the CBCA.  As  permitted  by Section  7-108-402  of the CBCA,  the
Registrant's  Articles of  Incorporation  provide  that a director  shall not be liable  for  monetary  damages  for breach of his  fiduciary  duty as a director except in certain limited circumstances.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following documents are filed as exhibits to this Registration Statement.

         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

          4.1              --   The Amended 1999 Stock Compensation Plan of Mesa
                                Laboratories, Inc.
          5.1              --   Opinion of Andrew N. Bernstein, P.C.
         23.1              --   Consent of Ehrhardt Keefe Steiner & Hottman PC,
                                independent public accountants
         23.2              --   Consent of Andrew N. Bernstein, P.C. (included
                                in its opinion filed as Exhibit 5.1)

Item 9.  Undertakings

          (a)  Rule 415 Offerings.

                 The undersigned registrant hereby undertakes that it will:

               (1)  File,  during  any  period  in  which  it  offers  or  sells securities,  a post-effective amendment to this Registration
                    Statement to:
                    (i)  Include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;
                    (ii) Reflect in the  prospectus  any facts or events arising after the effective date of the Registration  Statement
                         which,  individually  or in the aggregate,  represent a
                         fundamental  change in the information set forth in the
                         Registration Statement; and
                    (iii)Include any  material  information  with respect to the plan of  distribution  not previously  disclosed in the
                         Registration  Statement or any material  change to such
                         information in the Registration Statement;

               (2)  For the  purpose  of  determining  any  liability  under the
                    Securities  Act of  1933,  treat  each  such  post-effective amendment as a new  registration  statement  relating to the
                    securities  offered  therein,   and  the  offering  of  such
                    securities at that time to be the initial bona fide offering thereof; and

               (3)  Remove  from  registration  by  means  of  a  post-effective amendment  any  of the  securities  being  registered  which remain unsold at the termination of the offering.

          (b)  Filings  Incorporating   Subsequent  Exchange  Act  documents  by
               reference.

                    The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act of
               1933, each filing of the  registrant's  annual report pursuant to section 13(a) or section 15(d) of the Securities  Exchange Act of
               1934 (and, where  applicable,  each filing of an employee benefit plan's annual report  pursuant to section 15(d) of the Securities
               Exchange  Act of 1934) that is  incorporated  by reference in the registration  statement shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Request  for   acceleration   of  effective  date  or  filing  of
               registration statement on Form S-8.

                    Insofar as indemnification for liabilities arising under the
               Securities Act of 1933, as amended (the "Act"),  may be permitted to directors,  officers and controlling persons of the registrant
               pursuant  to  the  foregoing   provisions,   or  otherwise,   the
               registrant has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.
               In the  event  that a  claim  for  indemnification  against  such liabilities (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful  defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities  being  registered,  the registrant will,  unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit to a court of
               appropriate    jurisdiction    the    question    whether    such
               indemnification  by it is against  public  policy as expressed in the Act and will be  governed by the final  adjudication  of such issue.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  or amendment  thereto to be signed on its behalf by the  undersigned, thereunto duly authorized, in Lakewood, Colorado on February 17, 2005.

                                                        MESA LABORATORIES, INC.
                                                        By: /s/ LUKE R. SCHMIEDER
                                                           ---------------------
                                                                Luke R. Schmieder
                                                                President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  or amendment  thereto has been signed by the  following persons in the capacities and on the dates indicated.

         Signature                                   Title                                       Date

/s/ LUKE R. SCHMIEDER                       President, Chief Executive Officer,               2/17/05
-------------------------                   Treasurer and Director (Principal
Luke R. Schmieder                           Executive Officer)

/s/ STEVEN W. PETERSON                      Vice President, Finance, Chief                    2/17/05
-----------------------                     Financial and Chief Accounting
Steven W. Peterson                          Officer and Secretary (Principal
                                            Financial and Accounting Officer

/s/ PAUL D. DUKE                            Director                                          2/17/05
--------------------------------
Paul D. Duke

/s/ H. STUART CAMPBELL                      Director                                          2/17/05
-----------------------
H. Stuart Campbell

/s/ MICHAEL T. BROOKS                       Director                                          2/17/05
------------------------
Michael T. Brooks

                                  EXHIBIT INDEX

         Exhibit
         Number  Description of Exhibit
         ------  ----------------------

          4.1              The Amended 1999 Stock Compensation Plan of
                           Mesa Laboratories, Inc.
          5.1              Opinion of Andrew N. Bernstein, P.C.
         23.1              Consent of Ehrhardt Keefe Steiner & Hottman PC, independent public accountants
         23.2              Consent of Andrew N. Bernstein, P.C. (included in its
                           opinion filed as Exhibit 5.1)                     x